UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7900 E. Union Ave, Suite 320
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GORO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01Other Events

On January 26, 2026, Gold Resource Corporation (the “Company”) issued a press release announcing that it had entered into an Arrangement Agreement and Plan of Merger with Goldgroup Mining Inc., a corporation incorporated under the laws of the Province of British Columbia (“Goldgroup”), and Goldgroup Merger Sub Inc., a Colorado corporation and direct subsidiary of Goldgroup. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Important Information for Investors and Stockholders

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from registration requirements pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, and applicable exemptions under state securities laws. Promptly after filing its definitive proxy statement with the Securities and Exchange Commission (the “SEC”), the Company will send the definitive proxy statement to each stockholder of the Company entitled to vote at the meeting of stockholders relating to the proposed transaction and the transactions contemplated in connection therewith. This Current Report on Form 8-K is not a substitute for the proxy statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov.

The Company and certain of its respective directors, executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on April 8, 2025, and its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 25, 2025. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement or proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated January 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: January 26, 2026	By:	/s/ Allen Palmiere
	Name:	Allen Palmiere
	Title:	Chief Executive Officer and President